Exhibit 10.5

FORM OF EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (the “Agreement”) is made and entered into as of this      day of          2013, by and among GA Holdings LLC, a limited liability company organized under the laws of the Republic of the Marshall Islands (“GA Holdings”), Ardmore Shipping LLC, a limited liability company incorporated under the laws of the Republic of the Marshall Islands (“ASLLC”), and Ardmore Shipping Corporation, a corporation organized under the laws of the Republic of the Marshall Islands (“ASC”).

RECITALS

WHEREAS, GA Holdings owns 100% of the existing limited liability company interests (“LLC Shares”) of ASLLC;

WHEREAS, ASLLC wholly owns Ardmore Shipholding Limited, a company incorporated in Ireland (“ASL”), and ASL wholly owns the subsidiaries set forth on Schedule I, hereto (such wholly-owned subsidiaries together, the “Subsidiaries” and, collectively with ASLLC and ASL, the “Group”);

WHEREAS, ASC is a newly formed Marshall Island corporation that was formed for the purpose of, among other things, acquiring ASLLC and, indirectly thereby, ASL and the Subsidiaries in exchange for such number of shares of ASC as set forth in this Agreement (the “Exchange”);

WHEREAS, each of the parties hereto wishes to restructure the equity ownership of the Group to effectuate the structure set forth on Schedule II hereto;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for such other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

Closings

1.1	Closing. The parties shall consummate the transactions contemplated by Article II of this Agreement at or prior to the time of pricing of the initial public offering of the Company, at a closing, the place and timing of which shall be agreed upon by the parties and which shall be referred to herein as the “Closing”.

ARTICLE II

Closing Transactions

At or prior to the Closing, the following transactions will occur:

2.1	Transfer of Intermediate Holding Companies. GA Holdings will (i) transfer to ASC the whole of the existing LLC Shares of ASLLC and (ii) deliver to ASC certificates evidencing 100% of the LLC Shares of ASLLC, and any such other instruments of transfer as shall be necessary to transfer good and marketable title to such LLC Shares. ASC will issue to GA Holdings 8,049,500 ASC common shares, par value $0.01 per share (the “ASC Shares”), together with certificates evidencing such shares.

2.2	U.S. Federal Income Tax Treatment of the Exchange. The parties acknowledge that the Exchange is intended to be part of a single integrated transaction for United States federal income tax purposes pursuant to which, immediately following the Closing, ASL elects to be treated as an entity disregarded from its sole owner, ASC, for United States federal income tax purposes (collectively, the “Reincorporation”). The parties intend to treat the Reincorporation as a reorganization described in Section 368(a)(1)(F) of the United States Internal Revenue Code of 1986, as amended, and shall file all United States federal, state or local income tax return in a manner that is consistent with such treatment.

ARTICLE III

Representations and Warranties and Covenants of ASC

ASC represents and warrants to GA Holdings and ASLLC, as of the date hereof and as of the Closing:

3.1	Capacity; Authority; Validity. ASC is duly incorporated and validly existing under the laws of the Republic of the Marshall Islands; ASC has all necessary capacity, power and authority to enter into this Agreement and to perform all the obligations to be performed by ASC hereunder; this Agreement and the consummation by ASC of the transactions contemplated hereby has been duly and validly authorized by all necessary actions of ASC; this Agreement has been duly executed and delivered by ASC; and assuming the due execution and delivery of this Agreement by GA Holdings, ASLLC, this Agreement constitutes the legal, valid and binding obligation of ASC enforceable against ASC in accordance with its terms.

3.2	Title. The ASC Shares, when issued to pursuant to this Agreement, shall be fully paid, validly issued and non-assessable, free and clear of all liens, charges, claims and encumbrances of any nature.

3.3	No Violation of Law or Agreement. Neither the execution and delivery of this Agreement by ASC, nor the consummation of the transactions contemplated hereby by ASC, will violate any judgment, order, writ, decree, law, rule or regulation or agreement applicable to ASC.

3.4	Required Corporate Approvals and Authorities. ASC shall arrange for all such corporate and shareholder approvals as may be necessary to implement the Exchange.

ARTICLE IV

Representations and Warranties of GA Holdings

GA Holdings hereby represents and warrants to ASC that, as of the date hereof and as of the Closing:

4.1	Ownership. (i) GA Holdings is the sole beneficial owner of 100% of LLC Shares of ASLLC, free and clear of any lien, pledge, claim, security interest, encumbrance or charge; and, upon the transfer of such shares to ASC, ASC shall own such shares free and clear of all liens, charges, claims and encumbrances of any nature.

4.2	Required Corporate Approvals and Authorities. GA Holdings shall arrange for any and all such approvals as may be necessary to implement the Exchange.

ARTICLE V

Representations and Warranties and Covenant of the ASLLC

ASLLC represents and warrants to ASC and GA Holdings, as of the date hereof and as of the Closing:

5.1	Capacity; Authority; Validity. ASLLC is duly formed and validly existing under the laws of the Republic of the Marshall Islands; it has all necessary capacity, power and authority to enter into this Agreement and to perform all the obligations to be performed by it hereunder; this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly authorized by all necessary actions of it; this Agreement has been duly executed and delivered by it; and assuming the due execution and delivery of this Agreement by ASC and GA Holdings, this Agreement constitutes the legal, valid and binding obligation of it enforceable against it in accordance with its terms.

5.2	No Violation of Law or Agreement. Neither the execution and delivery of this Agreement by it, nor the consummation of the transactions contemplated hereby by ASLLC, will violate any judgment, order, writ, decree, law, rule or regulation or agreement applicable to ASLLC.

5.3	Required Corporate Approvals and Authorities. ASLLC shall arrange for any and all such approvals as may be necessary to implement the Exchange.

5.4

Transfer of LLC interests of ASLLC. ASLLC agrees to reflect the transfer of its LLC Shares from GA Holdings to ASC on its books and records as soon as practicable after the Exchange. ASLLC hereby acknowledges and agrees with ASC that following the

Exchange and until such LLC Shares shall be sold, assigned or otherwise transferred by ASC, ASC shall have all of the rights and benefits of ownership of such shares, whether or not the Exchange has been reflected on their books and records; and ASLLC shall not assert any claim or defense to the contrary.

ARTICLE VI

Miscellaneous

6.1	Notices. All notices and other communications provided hereunder shall be in writing to the other party and shall be deemed to have been duly given when delivered in person or by an overnight courier service, or sent via facsimile transmission and verification received, or when posted by a national postal service, registered or certified mail, with postage prepaid, at the address set forth on the signature page hereto or to such other addresses as a party may from time to time designate to the other parties by written notice thereof, effective only upon actual receipt.

6.2	Entire Agreement. This Agreement constitutes the entire agreement by the parties hereto and supersedes any other agreement, whether written or oral, that may have been made or entered into between them relating to the matters contemplated hereby.

6.3	Amendments and Waivers. This Agreement may be amended, modified, superseded, or cancelled, and any of the terms, representations, warranties or covenants hereof may be waived, only by written instrument executed by all of the parties hereto or, in the case of a waiver, by the party waiving compliance.

6.4	Captions; Counterparts; Execution. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

6.5	Assignment. The rights and obligations set forth in this Agreement may not be assigned or delegated by any of the parties hereto.

6.6	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Republic of the Marshall Islands.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date first written above.

GA HOLDINGS LLC

By:
Name:
Title:

ARDMORE SHIPPING CORPORATION

By:
Name:
Title:

ARDMORE SHIPPING LLC

By:
Name:
Title:

Schedule I

Subsidiaries of Ardmore Shipholding Limited

Ardmore Shipping Ltd

Fastnet Shipco LLC

Rockall Shipco LLC

Malin Shipco LLC

Shannon Shipco LLC

Fitzroy Shipco LLC

Bailey Shipco LLC

Ardmore Chartering LLC

Tyne Shipco LLC

Forties Shipco LLC

Trafalgar Shipco LLC

Hebrides Shipco LLC

Cromarty Shipco LLC

Forth Shipco LLC

Viking Shipco LLC

Dogger Shipco LLC

Fisher Shipco LLC

Humber Shipco LLC

Thames Shipco LLC

Biscay Shipco LLC

Wight Shipco LLC

Dover Shipco LLC

Lundy Shipco LLC

Sole Shipco LLC

Schedule II

U.S. Tax Legend:

*	corporation
**	partnership
***	disregarded entity